UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2022

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On December 29, 2022 (the “Closing Date”), Cyclo Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to sell and issue in a registered direct offering (the “Registered Offering”) (i) 930,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price per share of $1.61 and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,678,696 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $1.6099 per Pre-Funded Warrant.

The Company estimates that the net proceeds from the Registered Offering will be approximately $3.7 million after deducting certain fees due to the Placement Agent (as defined below) and the Company’s estimated expenses. The net proceeds received by the Company will be used for working purposes, including the continuation of the Company’s pivotal Phase III trial for the treatment of Niemann-Pick Disease Type C with Trappsol® Cyclo™.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-254496), which was filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2021 and declared effective by the Commission on May 28, 2021 (the “Registration Statement”).

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company has also agreed to sell and issue to the Investor Series A-1 warrants to purchase up to 2,608,696 shares of Common Stock at an exercise price of $1.36 per share, exercisable for a period of five years from the date of issuance, and Series A-2 warrants to purchase up to 2,608,696 shares of Common Stock at an exercise price of $1.36 per share, exercisable for a period of three years from the date of issuance.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed, subject to certain exceptions, to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible into Common Stock for a period of 90 days. In addition, pursuant to the terms of the Purchase Agreement, each of the Company’s directors and executive officers entered into “lock-up” agreements with the that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 90 days following the closing of the Registered Offering.

The Offering is expected to close on or about January 3, 2023, subject to customary closing conditions.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds of the Offering, a management fee equal to 1.0% of the gross proceeds of the Offering, and to reimburse the Placement Agent for its non-accountable expenses in the amount of $35,000, for fees and expenses of legal counsel and other out-of-pocket expenses in the amount of $50,000, and for its clearing expenses in the amount of $15,950.

In addition, the Company will issue the Placement Agent or its designees warrants to purchase an aggregate of 156,522 shares of Common Stock at an exercise price of $2.0125 per share, which will be exercisable for five years from the commencement of sales in the Offering (the “Placement Agent Warrants”).

The form of Pre-Funded Warrant, Series A-1 warrant, Series A-2 warrant, and Placement Agent Warrant, and the Purchase Agreement, have been filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference, and the descriptions thereof herein are qualified by reference to the full terms thereof. The Company is also filing the opinion of its counsel, Fox Rothschild LLP, relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02          Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Private Placement Warrants, the Private Placement Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01          Other Events.

On December 30, 2022, the Company issued a press release regarding the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A-1 Warrant

4.3	Form of Series A-2 Warrant

4.4	Form of Placement Agent Warrant

5.1	Opinion of Fox Rothschild LLP

10.1	Securities Purchase Agreement dated December 29, 2022

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1).

99.1	Press Release dated December 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: January 3, 2023

By:	/s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer